UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of the Company was held on June 18, 2015. The following proposals were voted on with the results indicated below:

1.	Election of a Board of Directors of six members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Broker Non-votes

Maurice J. Gallagher, Jr.	15,719,860	300,129	579,541

Montie Brewer	15,656,972	363,017	579,541

Gary Ellmer	15,748,381	271,608	579,541

Linda A. Marvin	10,261,715	5,728,274	579,541

Charles Pollard	15,583,543	436,446	579,541

John Redmond	14,492,557	1,527,432	579,541

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For:	16,515,651
Votes Against:	82,632
Votes Abstaining:	1,247
Broker Non-votes:	None

3.    Stockholder proposal to preclude accelerated vesting of equity grants on change in control (proposal rejected):

Votes For:	6,973,951
Votes Against:	9,040,424
Votes Abstaining:	5,614
Broker Non-votes:	579,541

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015                                ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer